EXHIBIT 99


          Financial statements and report of independent registered public accounting firm

          Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

          December 31, 2003 and 2002



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                                    CONTENTS

                                                                        Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                    3

FINANCIAL STATEMENTS

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS                            4

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR
  BENEFITS                                                                 5

NOTES TO FINANCIAL STATEMENTS                                              6


SUPPLEMENTAL INFORMATION

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES                           10




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             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Trustees
Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

We have audited the accompanying statements of net assets available for benefits of Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan (the Plan) as of December 31, 2003 and 2002, and the related statements of changes in net assets available for benefits for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2003 and 2002, and the changes in net assets available for benefits for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Grant Thornton LLP

Cincinnati, Ohio
June 25, 2004


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                                        5
             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 2003 and 2002


         ASSETS                                       2003               2002
                                                  ------------       -----------

Participant directed investments:
  Equities                                         $ 5,463,410       $ 3,629,321
  Mutual and closed-end funds                        3,964,600         3,103,877
  Common/collective funds                            3,964,255         2,414,064
                                                   -----------       -----------
         Total investments                          13,392,265         9,147,262

Receivables:
  Participant loans                                     52,823            26,814
  Participant contributions                                -              27,584
  Employer contributions                                   725               -
                                                   -----------       -----------
         Total receivables                              53,548            54,398
                                                   -----------       -----------

Net assets available for benefits                  $13,445,813       $ 9,201,660
                                                   ===========       ===========


The accompanying notes are an integral part of these statements.

                                       4

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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                 For the years ended December 31, 2003 and 2002


                                                         2003          2002
                                                     -----------   -----------

Additions to net assets attributed to:
  Participant contributions                          $   739,890   $   685,692
  Employer contributions                                 585,494       487,432
  Rollovers                                              123,197        80,874
  Interest and dividends                               1,588,890       140,086
  Net gain on sale of assets                                 -          18,466
  Net appreciation (depreciation) on
   investment securities (Note C)                     1,465,226       (15,099)
                                                     -----------   -----------
         Total additions                               4,502,697     1,397,451

Deductions from net assets attributed to:
  Benefits paid to participants                          209,446       232,248
  Administrative fees                                     49,098        12,224
                                                     -----------   -----------
         Total deductions                                258,544       244,472
                                                     -----------   -----------

Net increase                                           4,244,153     1,152,979

Net assets available for benefits:
  Beginning of year                                    9,201,660     8,048,681
                                                     -----------   -----------

  End of year                                        $13,445,813   $ 9,201,660
                                                     ===========   ===========



The accompanying notes are an integral part of these statements.

                                       5

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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2003 and 2002


NOTE A - DESCRIPTION OF PLAN

The following description of the Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan ("Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

1. General
   -------

The Plan is a defined contribution plan covering all employees of Oak Hill Financial, Inc. and subsidiaries (the "Company") who have three consecutive months of service and have attained age 21. It was established for the purpose of providing retirement and profit sharing benefits to all eligible employees of the Company. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

2. Contributions
   -------------

Each year, participants may contribute up to 25 percent of pretax annual compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. Participants direct the investment of their contributions into various investment options offered by the Plan. The Plan currently offers three mutual funds, seven common/collective trust funds and stock of Oak Hill Financial, Inc. as investment options for participants. The 401(k) matching Company contribution is invested as directed by the participants. Additional profit sharing amounts may be contributed at the option of the Company's management and are invested in a portfolio of investments as directed by the participants. Contributions are subject to certain limitations.

3. Participant Accounts
   --------------------

Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution, (b) Plan earnings and (c) nonvested forfeitures. Administrative expenses are paid directly by the Company. Allocations are based on each participant's account at the end of the year. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

4. Payment of Benefits
   -------------------

Upon termination of service due to death, disability or retirement, a participant may elect to receive a lump-sum amount equal to the value of the participant's vested interest in his or her account. Any nonvested amounts are forfeited and allocated to the remaining participants.

5. Vesting
   -------

Participants are immediately vested in their own contributions plus actual earnings thereon. Vesting in the Company's contribution portion of their accounts is based on years of continuous service. A participant is 100 percent vested after six years of credited service, with 20% annual incremental vesting beginning in year two.


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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2003 and 2002


NOTE A - DESCRIPTION OF PLAN (continued)

6. Participant Loans
   -----------------

Participants may borrow up to 50% of their 401(k) contributions and/or rollover contributions or $50,000 (whichever is less). The minimum loan amount is $1,000 and the maximum loan amount is $50,000. Participants may have only two outstanding loans at anytime. The interest rate is the prime rate plus 1% and is determined when the participant applies for the loan. Principal and interest are paid back directly to the participants account through payroll deduction.

7. Forfeitures
   -----------

For the year ended December 31, 2003, forfeited nonvested amounts totaled approximately $27,400. This amount has been used to reduce the Company's contributions to the Plan.


NOTE B - SUMMARY OF ACCOUNTING POLICIES

1. Use of Estimates
   ----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

2. Investment Valuation and Income Recognition
   -------------------------------------------

The Plan's investments are stated at fair value based on quoted market prices. Shares of mutual funds are valued at the net asset value of shares held by the Plan at year-end.

Purchases and sales of securities are recorded on the settlement date. Dividends are recorded when received.


NOTE C - INVESTMENTS

The following presents investments that represent 5 percent or more of the Plan's net assets at December 31:

Participant Directed Equities:                                 2003         2002
------------------------------                                 ----         ----

Oak Hill Financial, Inc.                                 $5,463,410   $3,629,321
American Funds - American Balanced R3 Fund                3,008,546    2,366,499
Principal Partners Large Cap Value Separate Account         960,091      670,013
Principal Partners Small Cap Value Separate Account         940,621           **
Principal Money Market Separate Account                     802,038           **

** Investment represents less than 5% of the Plan's net assets at the date specified.

During 2003, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value by $1,465,226.


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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2003 and 2002


NOTE D - RELATED PARTY TRANSACTIONS

Participants may invest in stock of Oak Hill Financial, Inc., the Plan sponsor, and these transactions qualify as party-in-interest transactions.


NOTE E - PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their employer contributions.


NOTE F - TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated April 4, 2002, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). Although the Plan has been amended since receiving the determination letter, the Plan administrator believes the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


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                            SUPPLEMENTAL INFORMATION





                                       9

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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan
                    Form 5500 E.I.N. 31-1010517 Plan No. 004

            Line 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                December 31, 2003



(a)                      (b)                                                   (c)                       (d)
                                                                      Description of investment
                                                                    including maturity date, rate
               Identity of issue, borrower,                         of interest, collateral, par       Current
                  lessor or similar party                                 or maturity value             value

*        Equities                                                             Shares
                                                                              ------
         Oak Hill Financial, Inc.                                              261,918            $  5,463,410

         Mutual Funds
         American Funds American Balanced R3 Fund                              174,408               3,008,546
         American Funds Growth Fund R3 Fund                                     16,954                 412,650
         American Funds New Perspective R3 Fund                                 22,335                 543,404
                                                                                                  ------------
                                                                                                     3,964,600

         Common/Collective Trust Funds
         Principal Money Market Separate Account                                20,829                 802,038
         Principal Bond & Mortgage Separate Account                                366                 222,914
         Principal Large-Cap Stock Index Separate Account                       12,036                 453,878
         Principal Partner Large-Cap Value Separate Account                     83,918                 960,091
         Principal Partner Mid-Cap Value Separate Account                       13,076                 154,871
         Principal Partner Mid-Cap Growth Separate Account                      43,429                 429,842
         Principal Partner Small-Cap Value Separate Account                     65,186                 940,621
                                                                                                  ------------
                                                                                                     3,964,255

         Total Investments                                                                         $13,392,265



*  Denotes a party-in-interest



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